Exhibit 99.1

News from Xerox For Immediate Release	Xerox Corporation 45 Glover Avenue P.O. Box 4505 Norwalk, CT 06856-4505 Tel +1-203-968-3000

Xerox Board Approves Terms of Separation

Separation will occur by means of a distribution to Xerox shareholders of 100% of the outstanding shares of Conduent

Expects to Complete the Separation on December 31, 2016

NORWALK, Conn., Nov. 8, 2016 – Xerox (NYSE: XRX) announced today that its board of directors has approved the terms of Xerox’s separation into two independent, publicly traded companies and declared a pro rata dividend of the outstanding shares of Conduent common stock.

On the distribution date of Dec. 31, 2016, Xerox shareholders will receive one share of Conduent common stock for every five shares of Xerox common stock they hold as of the close of business on Dec. 15, 2016, the record date for the distribution. The distribution is subject to the satisfaction or waiver of certain conditions.

No action or payment is required by Xerox shareholders to receive the shares of Conduent common stock or cash in lieu of fractional shares. An Information Statement containing details regarding the distribution of the shares of Conduent common stock and Conduent’s business and management following the spin-off will be made available to Xerox shareholders prior to the distribution date.

Fractional shares of Conduent common stock will not be distributed to Xerox shareholders. Instead, the fractional shares of Conduent common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in cash payments to the Xerox shareholders, who would otherwise receive a fractional share of Conduent common stock.

For U.S. federal income tax purposes, Xerox’s U.S. shareholders (other than those subject to special rules) generally should not recognize gain or loss as a result of the distribution of Conduent shares, except with respect to cash received in lieu of fractional shares. Xerox shareholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the spin-off.

Beginning on or about Dec.13, 2016 and continuing until the distribution date, it is expected that Conduent common stock will trade on a “when issued” basis on the New York Stock Exchange (“NYSE”) under the ticker symbol “CNDT WI”. On Tuesday, Jan. 3, 2017, when-issued trading of Conduent common stock will end and Conduent common stock will begin trading “regular way” on the NYSE under the ticker symbol “CNDT”. Xerox will continue to trade on the NYSE under the ticker symbol “XRX”.

Also beginning on or about Dec. 13, 2016 and continuing up to the distribution date, it is expected that there will be two markets in Xerox common stock. Xerox shares that trade in the

“regular-way” market under the symbol “XRX” will trade with an entitlement to shares of Conduent common stock to be distributed pursuant to the distribution. Xerox shares that trade in the “ex-distribution” market under the symbol “XRX WI” will trade without an entitlement to shares of Conduent common stock. Xerox shareholders who sell their shares in the “regular-way” market before the distribution date, will also be selling their entitlement to receive Conduent ordinary shares in the distribution. Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling Xerox common stock on or before the distribution date.

About Conduent

Conduent is an industry leading provider of business process services with expertise in transaction-intensive processing, analytics and automation. We are changing the way businesses and governments interact with the people they serve, creating client value by modernizing and improving the constituent experience in areas such as healthcare, transportation solutions, customer care, and digital payments. Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily. Learn more at www.conduent.com.

About Xerox

Xerox is helping change the way the world works. By applying our expertise in imaging, business process, analytics, automation and user-centric insights, we engineer the flow of work to provide greater productivity, efficiency and personalization. Our employees create meaningful innovations and provide business process services, printing equipment, software and solutions that make a real difference for our clients and their customers in 180 countries. On January 29, 2016, Xerox announced its plans to separate into two independent, publicly traded companies – Xerox Corporation, which will be comprised of the company’s Document Technology and Document Outsourcing businesses, and Conduent Incorporated, a business process services company. Learn more at www.xerox.com.

Forward-Looking Statements

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations, including with respect to the proposed separation of the Business Process Outsourcing (“BPO”) business from the Document Technology and Document Outsourcing business, the expected timetable for completing the separation, the future financial and operating performance of each business, the strategic and competitive advantages of each business, future opportunities for each business and the expected amount of cost reductions that may be realized in the cost transformation program, and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to: changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the United States and in the foreign countries in which we do business; changes in foreign currency exchange rates; our ability to successfully develop new products, technologies and service offerings and to protect our intellectual property rights; the risk that multi-year contracts with governmental entities could be terminated prior to the end of the contract term and that civil or criminal penalties and administrative sanctions could be imposed on us if we fail to comply with the terms of such contracts and applicable law; the risk that our bids do not accurately estimate the resources and costs required to implement and service very complex, multi-year governmental and commercial contracts, often in advance of the final determination of the full scope and design of such contracts or as a result of the scope of such contracts being changed during the life of such contracts; the risk that subcontractors, software vendors and utility and network providers will not perform in a timely, quality manner; service interruptions; actions of competitors and our ability to promptly and effectively react to changing technologies and customer expectations; our ability to obtain adequate pricing for our products and services and to maintain and improve cost efficiency of operations, including savings from restructuring actions and the relocation of our service delivery centers; the risk that individually identifiable information of customers, clients and employees could be inadvertently disclosed or disclosed as a result of a breach of our security systems; the risk in the hiring and retention of qualified personnel; the risk that unexpected costs will be incurred; our ability to recover capital investments; the risk that our Services business could be adversely affected if we are unsuccessful in managing the start-up of new contracts; the collectability of our receivables for unbilled services associated with very large, multi-year contracts; reliance on third parties, including subcontractors, for manufacturing of products and provision of services; our ability to expand equipment placements; interest rates, cost of borrowing and access to credit markets; the risk that our products may not comply with applicable worldwide regulatory requirements, particularly environmental regulations and directives; the outcome of litigation and regulatory proceedings to which we may be a party; the possibility that the proposed separation of the BPO business from the Document Technology and Document Outsourcing business will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; the potential for disruption to our business in connection with the proposed separation; the potential that BPO and Document Technology and Document Outsourcing do not realize all of the expected benefits of the separation; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and Sept. 30, 2016, and our 2015 Annual Report on Form 10-K filed with the SEC. Such factors also include, but are not limited to, the factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section and other sections of the Conduent Incorporated Form 10 Registration Statement, as amended, filed with the SEC. Xerox assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

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Media Contacts:

Sean Collins, Xerox, +1-310-497-9205, sean.collins2@xerox.com

Carl Langsenkamp, Xerox, +1-585-423-5782, carl.langsenkamp@xerox.com

Investor Contact:

Jennifer Horsley, Xerox, +1-203-849-2656, jennifer.horsley@xerox.com

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Xerox® and Xerox and Design® are trademarks of Xerox in the United States and/or other countries. Conduent is a trademark of Xerox Business Services, LLC in the United States and/or other countries.

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